EXHIBIT 23(b)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated January 24, 1994, included in Southern Indiana Gas and Electric Company's Annual Report on Form 10-K for the year ended December 31, 1993, our report dated January 23, 1995, included in Southern Indiana Gas and Electric Company's Current Report on Form 8-K dated February 13, 1995, and to all references to our Firm included in this Registration Statement.




                                          ARTHUR ANDERSEN LLP



Chicago, Illinois
February 21, 1995